EXHIBIT 21
(to Form 10-K)

THE CLOROX COMPANY
SUBSIDIARIES OF THE REGISTRANT

(100% owned unless otherwise indicated)

Subsidiaries                                   Jurisdiction of Incorporation
-----------------------                        -----------------------------
1216899 Ontario Inc.                           Canada

1221 Olux, LLC                                 Delaware

A&M Products Manufacturing                     Delaware
 Company

Aldiv Transportation, Inc.                     California

American Sanitary Company                      Cayman Islands
 (Overseas) Inc.

Amesco Ltd. (49%)                              Cayman Islands

Andover Properties, Inc.                       Delaware

Antifreeze Technology                          Delaware
 Systems, Inc.

Armor All Products GmbH                        Germany

The Armor All/STP Products Company             Delaware

Brita Canada Corporation                       Canada

Brita Canada (Holdings)                        Canada
 Corporation

Brita Manufacturing Company                    Delaware

The Brita Products Company                     Delaware

Chesapeake Assurance Limited                   Hawaii

Clorosul Ltda.                                 Brazil

Clorox Africa Holdings                         South Africa
 (Pty) Ltd.

Clorox Africa (Pty) Ltd.                       South Africa

Clorox American Sanitary                       Costa Rica
 Company S.A.

Clorox Argentina S.A.                          Argentina

Clorox Australia                               Australia
 Pty Limited

Clorox (Barbados) Inc.                         Barbados

Clorox do Brasil Ltda.                         Brazil

The Clorox Company of Canada                   Canada
 Ltd.

Clorox Car Care Ltd.                           United Kingdom

Clorox (Cayman Islands) Ltd.                   Cayman Islands

Clorox Chile S.A.                              Chile

The Clorox China Company                       Delaware

Clorox de Colombia S.A.                        Germany

Clorox Commercial Company                      Delaware

Clorox (Europe) Financing S.a.r.l.             Luxembourg

The Clorox Far East Company                    Hong Kong
 Limited

Clorox Germany GmbH                            Germany

The Clorox (Guangzhou) Company                 People's Republic of China
 Limited (95%)

Clorox Holdings Pty Limited                    Australia

Clorox Hong Kong Limited                       Hong Kong

Clorox Hungary Liquidity                       Hungary
 Management Kft.

The Clorox International Company               Delaware

Clorox International Philippines,              The Philippines
 Inc.

Clorox Japan Limited                           Japan

Clorox Korea Ltd.                              Korea

Clorox (Malaysia) Industries                   Malaysia
 Sdn. Bhd.

Clorox (Malaysia) Sdn. Bhd.                    Malaysia

Clorox de Mexico,                              Mexico
 S. de R. L. de C. V.

Clorox Mexicana,                               Mexico
 S. de R. L. de C. V.

Clorox Netherlands B. V.                       The Netherlands

Clorox New Zealand Limited                     New Zealand

Clorox del Pacifico S.A.                       Peru

Clorox de Panama S.A.                          Panama

The Clorox Pet Products Company                Texas

Clorox Products Manufacturing                  Delaware
 Company

Clorox Professional Products                   Delaware
 Company

The Clorox Company of Puerto Rico              Delaware

The Clorox Sales Company                       Delaware

Clorox Services Company                        Delaware

Clorox Servicios Corporativos,                 Mexico
 S. de R.L. de C.V.

The Clorox South Asia Company                  Delaware

Clorox Switzerland S.a.r.l.                    Switzerland

Clorox Uruguay S.A.                            Uruguay

CLX Realty Co.                                 Delaware

Comercial STP Ltda.                            Brazil

Corporacion Clorox de                          Venezuela
 Venezuela, S.A.

EcuaClorox S.A.                                Ecuador

Electroquimicas Unidas S.A.C.I.                Chile

Evolution S.A. (51%)                           Uruguay

Fabricante de Productos                        Mexico
 Plasticos, S.A. de C.V.

First Brands (Bermuda) Ltd.                    Bermuda

First Brands do Brasil Ltda.                   Brasil

First Brands Corporation                       Delaware

First Brands (Guangzhou)                       People's Republic of China
  Ltd. (51%)

First Brands Mexicana,                         Mexico
 S.A. de C.V.

First Brands Zimbabwe Holdings                 Zimbabwe
 (Private) Ltd.

First Brands Zimbabwe                          Zimbabwe
 (Private) Ltd. (76%)

Forest Technology Corporation                  Delaware

Fully Will Limited                             Hong Kong

Glad Manufacturing Company                     Delaware

The Glad Products Company                      Delaware

Henkel Iberica, S.A. (20%)                     Spain

Himolene Incorporated                          Delaware

The Household Cleaning Products                Egypt
   Company of Egypt, Ltd. (49%)

The HV Food Products Company                   Delaware

HV Manufacturing Company                       Delaware

Invermark S.A.                                 Argentina

Jingles, LLC                                    Delaware

Jonapurvco ULC                                 Nova Scotia

Kaflex S.A.                                    Argentina

Kingsford Manufacturing Company                Delaware

The Kingsford Products Company                 Delaware

Lerwood Holdings Limited                       British Virgin Islands

Lynley IFS-A LLC                               Delaware

The Mexco Company                              Delaware

Mohammed Ali Abudawood and                     Saudi Arabia
  Company for Industry (30%)

Multifoil Trading (Pty) Limited                South Africa

National Cleaning Products                     Saudi Arabia
  Company Limited (30%)

Pacico International Limited                   Hong Kong

Pacific Brands (Malaysia)                      Malaysia
 Sdn. Bhd.

Paulsboro Packaging, Inc.                      New Jersey

Percenta Enterprise Sdn. Bhd.                  Malaysia

Petroplus Produtos Automotivos                 Brazil
 S.A. (51%)

Petroplus Sul Comercio Exterior                Brazil
 S.A. (51%)

Polysak, Inc.                                  Connecticut

Productos Del Hogar,                           Dominican Republic
 C. por A.

PT Clorox Indonesia                            Indonesia

Renaissance:  A Resource Recovery              Canada
  Corporation

Risse Limited                                  Republic of Ireland

Sarah Resources Limited                        Canada

Sealapac Mfg.(Pvt) Limited                     South Africa

Securapac (Pvt. (Ltd.)                         Zimbabwe

STP do Brasil Ltda.                            Brazil

STP First Brands Espana, S.L.                  Spain

STP Products Manufacturing Company             Delaware

STP Scientifically Tested                      Canada
 Products of Canada Ltd.

Traisen S.A.                                   Uruguay

United Cleaning Products Mfg. Co.              Yemen Arab Republic
 Ltd. (33%)

Yuhan-Clorox Co., Ltd. (50%)                   Korea

Zao Company "Clorox"                           Russia